SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-SEMCO ENERGY, INC.
GAMCO ASSET MANAGEMENT INC.
11/09/07 547,862- 8.1500
11/09/07 750,000- 8.1500
10/10/07 6,300- 8.0527
10/05/07 3,000- 7.9800
10/04/07 8,000- 7.9800
9/28/07 2,900- 7.9600
9/26/07 1,000- 7.9400
9/24/07 5,600- 7.9346
9/21/07 500- 7.9200
9/20/07 3,000- 7.9200
9/19/07 3,038- 7.8900
9/17/07 6,700- 7.8101
GABELLI FUNDS, LLC.
GLOBAL UTILITY INCOME TRUST
11/09/07 95,000- 8.1500
10/04/07 5,700- 7.9400
10/02/07 2,100- 7.9400
10/01/07 7,200- 7.9400
GABELLI UTILITY TRUST
11/09/07 300,000- 8.1500
10/04/07 8,900- 7.9600
9/24/07 1,100- 7.9600
GABELLI UTILITY FUND
11/09/07 640,000- 8.1500
GABELLI SMALL CAP GROWTH FUND
11/09/07 35,000- 8.1500
GABELLI EQUITY INCOME FUND
11/09/07 200,000- 8.1500
GABELLI DIVIDEND & INCOME TRUST
11/09/07 300,000- 8.1500
THE GABELLI GLOBAL DEAL FUND
11/09/07 360,000- 8.1500
10/04/07 18,000- 7.9400
9/24/07 2,000- 7.9500
9/20/07 20,000- 7.9202
9/19/07 20,000- 7.9078
GABELLI ABC FUND
11/09/07 33,000- 8.1500

(1) THE DISPOSITIONS ON 11/09/2007 WERE IN CONNECTION WITH THE
ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S
SHAREHOLDERS RECEIVED $8.15 IN CASH FOR EACH SHARE OF ISSUER'S
COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS
WERE EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.